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                                  LEASE AGREEMENT

     This Lease Agreement, made this 30th day of July, 1997, by and between INTRAM INVESTMENT CORPORATION, whose address is 11157 Snider Road, Cincinnati, Ohio, 45249, hereinafter referred to as "Landlord", and LIGHT TOUCH VEIN & LASER, INC., whose address is 10663 Montgomery Road, Cincinnati, Ohio, 45242, hereinafter referred to as "Tenant".

                                    WITNESSETH:

     1.   PREMISES.

          The Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term and upon the terms and conditions as set forth herein, the premises known as 10663 Montgomery Road, Cincinnati, Ohio, 45242, described as follows,

("Premises"):  SITUATE IN SECTION 5, TOWN 4, ENTIRE RANGE 1, SYCAMORE TOWNSHIP,
               CITY OF MONTGOMERY, HAMILTON COUNTY, STATE OF OHIO, AND BEING ALL OF UNIT "A" AND "B" OF THE MONTGOMERY MEDICAL AND CINCINNATI SPORTSMEDICINE CONDOMINIUM, THE DECLARATION AND BY-LAWS OF WHICH ARE RECORDED IN OFFICIAL RECORD BOOK 5973, PAGES 1659-1720 AND THE DRAWINGS OF WHICH ARE RECORDED IN PLAT BOOK 68, PAGES 23 AND
               24. ALL REFERENCES ARE TO THE HAMILTON COUNTY, OHIO REGISTERED LAND OFFICE.

     2.   TERM.

          The term of this Lease Agreement shall be for a term of ten (10) years, commencing on August 1, 1997, and terminating on July 31, 2007, unless terminated as provided herein.

     3.   USE AND CARE OF PREMISES.

          The Tenant shall not use or knowingly permit any part of the Premises to be used for any unlawful purpose. The Tenant shall keep the Premises and every part thereof in a clean and wholesome condition and generally that it will in all respects and at all times fully comply with all lawful health, fire and police regulations. In addition, the Tenant will keep the sidewalk areas and the delivery area in a clean and wholesome condition, free from all trash. The Tenant will not use outside storage of any kind on the Premises.

     4.   RENT.

          A. The Tenant shall pay to the Landlord the sum of Ten Thousand ($10,000.00) Dollars per month during the term of this Lease Agreement, subject to adjustments as set forth herein. The Tenant shall commence paying the Rent on August 1, 1997, and on the first day of each month thereafter, during the term of this Lease Agreement.

          B. Commencing August 1, 1998 and on every August 1st thereafter during the term of this Lease Agreement, the monthly rent for the next twelve
(12) consecutive months shall be increased by the percentage increase in the Consumer Price Index as published by the Bureau of Labor Statistics, United States Department of Labor (hereinafter referred to as the "Index") equal to the percentage increase in the Index for the period commencing July 1st of the preceding calendar year to June 30th of the then current calendar year. (EXAMPLE: MONTHLY RENTAL IS $10,000.00; CPI ON JULY 1ST IS 100 AND ON JUNE 30TH OF NEXT YEAR IS 103.5, THEN PERCENTAGE INCREASE IN CPI IS 3.5%; NEW MONTHLY RENT IS $10,350.00, EFFECTIVE AUGUST 1ST)

          C. There shall be no rent reduction if the Consumer Price Index decreases or rent determined August 1st every year


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shall become the base rent for purposes of determining any increase.

     5.   ADDITIONAL RENT.

          Tenant shall pay to Landlord as additional Rent over and above the amount set forth in Paragraph 4. (RENT) hereof, the monthly condominium fees and assessments for the Premises due the Montgomery Medical and Cincinnati Sports Medicine Center Condominium Association, Inc., or its successor ("Association"). These fees and assessments are presently $___________. In addition to the above monthly fees and assessments, if any capital (non-recurring) assessments are made by the Association as to the Premises, such assessments shall also be paid by Tenant if such assessment is made during the Lease Term.

     6.   REAL ESTATE TAXES AND ASSESSMENTS.

          The Tenant shall pay, in addition to the Rent (and any adjustments thereto) as set forth in Paragraph 4. (RENT) and Paragraph 5. (ADDITIONAL
RENT) hereof, all real estate taxes and assessments on the Premises. If Landlord pays such real estate taxes and assessments, Landlord shall send notice of such payment to Tenant who will reimburse Landlord in full within fifteen (15) days of such notice.

     7.   UTILITY CHARGES.

          The Tenant shall be solely responsible for the payment of any and all utility charges incurred at the Premises, including, but not limited to, electric, gas, water, telephone, refuse removal and all other fees and charges.


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     8.   INSURANCE.

          A. Landlord covenants and agrees that it will, at all times, keep the building and improvements on the Premises insured against loss by fire with extended coverage in an amount not less than one hundred percent (100%) of the replacement value of said building above the foundation, and will keep all such insurance in full force and effect during the entire term of this Lease Agreement.

          B. Tenant agrees to reimburse Landlord its cost of such fire and extended coverage insurance on the Premises within fifteen (15) days of Landlord providing Tenant with notice of Landlord's payment of such insurance.

          C. The Tenant shall, at all times during the term of this Lease Agreement, at its sole expense, carry and maintain for the benefit of the Landlord and Tenant, public liability insurance against claims for bodily injury, death or property damage occurring in the common areas of the Premises, or on the exterior of the building, or in, on or about the street, sidewalk, parking lots or premises adjacent to the Premises with limits of at least $100,000/$300,000 for injury or death to any person, and $50,000 with respect to damage to property. The Tenant shall name the Landlord as an additional insured on said insurance coverage, and shall provide to the Landlord evidence of such insurance coverage. The Tenant shall hold the Landlord harmless from any personal liability claims that may arise.

          D. The Tenant, during the term of this Lease Agreement shall assume all risks of loss, injury or damage of any kind or nature whatsoever to the contents, trade fixtures or other property in the Premises; provided Tenant may procure insurance to cover such tangible personal property.

     9.   TRADE FIXTURES

          The Tenant may install equipment and fixtures necessary for the operation of Tenant's business, and Landlord agrees that such equipment and fixtures are the property of the Tenant. However, all such trade fixtures and equipment must be removed from the Premises upon the termination of this Lease Agreement. Any and all damages to the Premises caused by the removal of said fixtures and equipment shall be repaired to the satisfaction of the Landlord and paid for by the Tenant.

     10.  FIRE AND CASUALTY.

          A. In the event that the Premises are destroyed or so damaged by fire, explosion or other casualty ("Casualty") so that the Premises are rendered partially or wholly untenantable, the Landlord shall immediately undertake to restore the Premises to their former condition and shall complete said restoration as expeditiously as possible; provided, however, the Landlord shall not be required to restore the Premises if the cost thereof exceeds the insurance proceeds available or if more than fifty percent (50%) of the Premises are destroyed or rendered untenantable. If the Landlord elects not to restore the Premises for either reason, then Landlord shall give written notice to Tenant of that effect within fifteen (15) days after such determination is made, and the Lease Agreement shall terminate and all obligations under this Agreement shall cease and come to an end.

          B. If Landlord elects to repair the Premises and so notifies the Tenant, and if said Premises cannot be restored or repaired by Landlord for occupancy within one hundred fifty (150) days following said Casualty, in such manner as to permit Tenant to reasonably carry on its normal business operation, such determination to be made within thirty (30) days after the occurrence of said Casualty, the Tenant shall have the right to terminate this Lease Agreement by giving written notice to the Landlord to that effect within fifteen (15) days after such determination.

          C. If Tenant shall be deprived of the occupancy of any portion of the Premises because of such Casualty or the repairs necessitated thereby, then a reduction in the Rent shall occur, corresponding to the proportion of the Premises unusable by the Tenant bears to the total Premises.

     11.  REPAIRS AND MAINTENANCE.

          A. The Tenant covenants and agrees, at its own expense, to keep the interior of the Premises, including maintenance and repair of doors, door jambs, thresholds, air conditioning, plumbing and electrical systems, at all times in good repair, order and condition. If such repairs are necessitated by a fire or other peril provided for in the Landlord's insurance policy, then the Landlord shall be responsible for such repairs and shall pay such out of the insurance proceeds received under said policy. The Tenant will commit no waste and will make no structural repairs or changes to the premises.

          B. The Tenant shall maintain the exterior of the building as well as all common areas in the building, including but not limited to structural repairs, the roof, walls and parking area, and any other damage not covered by the insurance policy on the building, and shall make all replacements when reasonably necessary.

     12.  LEASEHOLD IMPROVEMENTS.

          The Tenant may, upon the prior written approval of the Landlord, make leasehold improvements to the Premises.

     13.  CONDITION OF PREMISES.

          The Tenant has examined the Premises and by executing this Lease Agreement agrees to accept the Premises in its present "as is" condition.

     14.  ASSIGNMENT.

          This Lease Agreement shall be nonassignable by the Tenant and the Tenant shall not sublet the Premises. This Lease Agreement is assignable by the Landlord.

     15.  SIGNS.

          Subject to the terms of this Lease Agreement, the Tenant may install such signs as it deems necessary on the building of which the Premises are a part; however, the content, style and placement must be approved by the Landlord. All signs must comply with any and all governmental and condominium regulations relative thereto.

     16.  LANDLORD'S RULES AND REGULATIONS.

          The Landlord shall have the right from time to time to promulgate reasonable rules and regulations concerning the management and operation of the building of which the Premises are a part. These rules and regulations shall apply to and be binding on the Tenant and other tenants of the building. Said rules and regulations may include, without limitation, such things as what

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signs are permitted, their size, location, etc., no obstruction or placing of merchandise in the hallways and common areas; hours of operation of the various businesses in the building, hours of full heat and air conditioning, etc. These rules and regulations shall be published by the Landlord from time to time, and given to the Tenant and the other tenants of the building.

     17.  DEFAULT.

          A. If the Tenant defaults in the performance of any of the terms, covenants, or conditions of this Lease Agreement, the Landlord may give to Tenant written notice of such default, and if the Tenant does not cure such default within fifteen (15) days after the giving of such notice (or, if such default is of such nature that it cannot be completely cured within such fifteen (15) days, if Tenant does not commence such curing within such fifteen
(15) days and thereafter proceed with reasonable diligence and in good faith to cure such default), then the Landlord may, at its option, upon reasonable notice to the Tenant, cure such breach at the expense of Tenant, and the reasonable amount of all expenses incurred by the Landlord, together with interest at the rate of ten percent (10%) per annum, shall be deemed additional rent payable with the following monthly rental installment due from Tenant.

          B. If the Tenant defaults in the payment of rent, additional rent or reimbursement of Landlord for a period of fifteen (15) days after such rental payment or reimbursement becomes due, or if the Tenant shall fail to perform any of the other terms, covenants, conditions and obligations of this Lease Agreement by it to be kept and performed, then, in any of such events, it shall be lawful for the Landlord, upon election and

Tenant's failure to cure such default as provided for herein, to declare the lease term ended, and to re-enter upon the Premises either with or without process of law, the Tenant waiving any demand for possession of such Premises and improvements thereon, and the Landlord may have such other remedy as the law and this Lease Agreement may afford. Upon the termination of the term hereof, at such election of the Landlord, or in any other way, the Tenant shall surrender and deliver up the Premises peaceably to the Landlord immediately upon the termination of the term.

     18.  LANDLORD'S RIGHTS.

          At any time upon request of the Landlord, without prior notice, the Tenant must give any representatives of Landlord access during normal business hours to, and permit any of them to examine, audit, copy or make extracts from, any and all books, records and documents in possession of the Tenant, its agents or any independent contractor relating to the Tenant's affairs and to inspect the Premises.

     19.  INDEMNIFICATION.

          The Tenant hereby agrees to defend, indemnify and hold the Landlord harmless from and against any and all claims, lawsuits, liabilities, losses, damages and expenses (including without limitation cleanup costs and reasonable attorney's fees arising by reason of any of the aforesaid or an action against the Landlord under this indemnity) arising directly or indirectly from, out of or by reason of any breach of this Lease Agreement by Tenant occurring during the term of this Lease Agreement. Tenant's obligations under this Paragraph are without any exclusion whatsoever.

          The Landlord hereby agrees to defend, indemnify and hold the Tenant harmless from and against any and all claims, lawsuits, liabilities, losses, damages and expenses (including without limitation cleanup costs and reasonable attorney's fees arising by reason of any of the aforesaid or an action against the Tenant under this indemnity) arising directly or indirectly from, out of or by reason of any breach of this Lease Agreement by Landlord occurring during the term of this Lease Agreement. Landlord's obligations under this Paragraph are without any exclusion whatsoever.

          The Tenant will pay all loss and damage occasioned by or growing out of the use and occupancy of the Premises by the Tenant and/or its agents or employees, or any person upon the Premises by invitation or license of said Tenant, and the Tenant will indemnify, protect and save the Landlord harmless from and against any loss or liability thereby or therefrom, and against any expense, costs and attorney fees incurred in connection with any such claim.

     20.  SURVIVAL

          The provisions herein shall survive the expiration or sooner termination of this Lease Agreement.

     21.  QUIET ENJOYMENT.

          Upon due performance of the covenants and agreements to be performed by the Tenant under this Lease Agreement, the Landlord covenants that the Tenant shall and may at all times peaceably and quietly have, hold and enjoy the Premises during the term of this Lease Agreement.

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     22.  SUBORDINATION.

          This Lease Agreement is subject and subordinate to all mortgages which now or hereafter affect such Lease Agreement, or the real property of which the Premises forms a part, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required by any mortgagee. In confirmation of such subordination, the Tenant shall execute promptly any subordination certificate that the Landlord may request. In the event the Landlord defaults in the payment of any amounts which may be due from the Landlord to any mortgagee, then the Tenant shall have the privilege of making the rent payments called for under this Lease Agreement directly to any such mortgagee and the rights of the Tenant shall not be cut off or affected by foreclosure of any said mortgagee, so long as the Tenant shall not be in default hereunder.

     23.  EMINENT DOMAIN.

          If the Premises or such part thereof as will make the Premises unusable for the purposes herein leased be taken or condemned for any public or quasi-public purpose by any lawful power or authority by the exercise of the right of condemnation or eminent domain, then Landlord in the first instance and Tenant in the second instance, shall have the option to terminate this Lease Agreement, said termination to be effective from the date when possession of the part so taken shall be required for the use and purpose for which it has been appropriated. If the Tenant continues the Lease Agreement, the rent shall be abated proportionately as to the part so taken.

          The Landlord shall receive the entire award from the taking, whether for the whole or part of the Premises, and whether such amount be awarded as compensation for diminution in value to the leasehold or to the fee of the premises, or as to damage to the residue. Provided, however, that Landlord shall not be entitled to any portion of any separate award or payment made to Tenant for loss of business and for moving expenses.

     24.  SURRENDER OF PREMISES.

          Upon the expiration or earlier termination of this Lease Agreement, the Tenant shall surrender the Premises to the Landlord in good order and condition, except for ordinary wear and tear. The Tenant shall remove from the Premises on or prior to such expiration or earlier termination, all of its property situated thereon, and shall repair any damage caused by such removal.

     25.  LANDLORD WARRANTY.

          The Landlord covenants that the Premises herein being leased are zoned for the purposes intended, and the Landlord is well seized of and has good title to lease the Premises; will warrant and defend the title thereto, and will indemnify Tenant against any damage and expense Tenant may suffer by reason of any lien, encumbrance, restriction or defect in title to or description herein of the Premises.

     26.  ACCESS TO PREMISES.

          The Landlord shall be permitted to enter the Premises at any reasonable time on reasonable notice to the Tenant.

     27.  NO WAIVER.

          The failure of either party to insist on strict performance of any term, covenants, or condition hereof, or to exercise any option herein contained shall not be construed as a waiver of such term, covenant, condition, or option in any other instance.

     28.  NOTICES.

          If either party desires to give notice to the other in connection with and according to the terms of this Lease Agreement, such notice shall be given by registered or certified mail, and it shall be deemed given when deposited in the United States mail with postage prepaid, and such notice shall be addressed as follows:


LANDLORD:      INTRAM INVESTMENT CORPORATION
               c/o Gregory F. Martini
               11157 Snider Road
               Cincinnati, Ohio, 45249

TENANT:        LIGHT TOUCH VEIN & LASER, INC.
               c/o Colin Herd, M.D.
               10663 Montgomery Road
               Cincinnati, Ohio, 45242

          Nothing herein contained shall be construed as prohibiting the parties respectively from changing the place at which notice is to be given, but not such change shall be effective unless and until it shall have been accomplished by written notice given in the manner set forth in this section.

     29.  BINDING EFFECT.

          This Lease Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, successors and assigns of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement on the date and year first above written.

SIGNED IN THE PRESENCE OF:              LANDLORD:
                                        INTRAM INVESTMENT CORPORATION

     [ILLEGIBLE]                        By: /s/ Gregory F. Martini
---------------------------------          -----------------------------------
                                             Gregory F. Martini, President
     [ILLEGIBLE]
---------------------------------


                                        TENANT:

                                        LIGHT TOUCH VEIN & LASER, INC.

     [ILLEGIBLE]                        By: /s/ Colin Herd
---------------------------------          -----------------------------------
                                             Colin Herd, Secretary
     [ILLEGIBLE]
---------------------------------

STATE OF OHIO COUNTY OF HAMILTON, SS:

BE IT REMEMBERED, That on this 30th day of July, 1997, before me, the subscriber, a Notary Public in and for said state, personally came Gregory F. Martini President of INTRAM INVESTMENT CORPORATION and acknowledged the signing thereof to be his and its voluntary act and deed, pursuant to authority of its Board of Directors.

IN TESTIMONY THEREOF, I have hereunto subscribed my name and affixed my seal on this day and year aforesaid.


                                               /s/ Paul E. Balash
                                         ------------------------------------
                                         Notary Public         [SEAL]

STATE OF OHIO, COUNTY OF HAMILTON, SS:

BE IT REMEMBERED, That on this 30th day of July, 1997, before me, the subscriber, a Notary Public in and for said state, personally came Colin Herd, Secretary of LIGHT TOUCH VEIN & LASER, INC. and acknowledged the signing thereof to be his and its voluntary act and deed, pursuant to authority of its Board of Directors.

IN TESTIMONY THEREOF, I have hereunto subscribed my name and affixed my seal on this day and year aforesaid.


                                              /s/ Paul E. Balash
                                         ------------------------------------
                                         Notary Public         [SEAL]

                               MODIFICATION AGREEMENT

     THIS AGREEMENT is entered into between INTRAM INVESTMENT CORPORATION an Ohio corporation (hereinafter referred to as INTRAM whose address is 11157 Snider Road, Cincinnati, Ohio 45249, and LIGHTTOUCH VEIN & LASER, INC., an Ohio corporation (hereinafter referred to as LIGHTTOUCH) whose address is 10663 Montgomery Road, Cincinnati, Ohio 45242.

     WHEREAS INTRAM is the owner of certain equipment as set forth in Exhibit "A" attached hereto; and

     WHEREAS LIGHTTOUCH leased said equipment from INTRAM as set forth in a Lease Agreement dated the 22nd day of August 1997, (hereinafter referred to as LEASE), and further modified by an Actions Taken By the Board of Directors of Intram Investment Corporation and LightTouch Vein & Laser, Inc., dated January 16, 1998.

     NOW, THEREFORE, the parties agree to modify the terms and conditions set forth in LEASE, effective the 15th day of July, 1999, as follows:

     3. RENT

        Lessee shall pay to Lessor the rental of $1018.33 per week for the rental of the equipment as set forth in Exhibit "A" attached hereto.

     All other terms and conditions of the LEASE shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have hereunto set their hands this day of July, 1999.


Witness:                                INTRAM INVESTMENT CORPORATION

         [ILLEGIBLE]                    By: /s/ Gregory F. Martini
---------------------------------          ----------------------------------
                                            Gregory F. Martini, President
         [ILLEGIBLE]
---------------------------------

                                        LIGHTTOUCH VEIN & LASER, INC.

         [ILLEGIBLE]                    By: /s/ Colin C. Herd
---------------------------------          ----------------------------------
                                            Colin C. Herd, Secretary
         [ILLEGIBLE]
---------------------------------